Exhibit 99.1

TACTILE MEDICAL ANNOUNCES ACQUISITION OF AFFLOVEST®

•      Further expands the Company’s position as a leader in treating patients with underserved chronic conditions in the home

•     Transaction aligns with Tactile Medical’s growth & margin goals, including 20%+ revenue growth, gross margins above 70% and expanding adjusted EBITDA margins

MINNEAPOLIS, MN, September 8, 2021 – Tactile Systems Technology, Inc. (“Tactile Medical” or the “Company”) (Nasdaq: TCMD), a medical technology company focused on developing medical devices for the treatment of underserved chronic diseases at home, today announced it has acquired the assets of the AffloVest respiratory therapy business from International Biophysics Corporation, a privately-held company which developed and manufactures AffloVest.

AffloVest is a portable, wearable vest that treats patients with chronic respiratory conditions such as COPD-associated breathing conditions like bronchiectasis, or conditions resulting from neuromuscular disorders and cystic fibrosis, by managing airway clearance. AffloVest is the first truly portable, battery-powered, High Frequency Chest Wall Oscillation (HFCWO) device. Its use has been shown to reduce antibiotic use, emergency room visits and hospitalizations.

Management Commentary

“The addition of AffloVest represents an ideal strategic fit for Tactile Medical as it aligns well with our focus of treating patients with underserved chronic conditions in the home,” said Dan Reuvers, President and CEO of Tactile Medical. “We expect to promote AffloVest’s patented, portable design, demonstrated clinical outcomes, and established reimbursement within the Durable Medical Equipment (DME) channel to drive AffloVest to contribute to our overall company goal of 20%+ revenue growth going forward. Like lymphedema, the chronic pulmonary disease market represents a large, and still underpenetrated opportunity. Importantly, multiple members of our management team have significant experience in this category, which gives us confidence in our ability to execute our commercial strategy for AffloVest. We look forward to welcoming the AffloVest sales team to Tactile Medical and intend to maintain their strategy of partnering with DME companies to promote the proven therapy. The sales representatives at these DME companies are uniquely positioned to provide valuable access to chronic respiratory providers and patients through their complementary product and service offerings such as oxygen, nebulizers and ventilators.”

Reuvers continued, “Longer term, we believe adding a mobile, wearable therapy to our portfolio invites synergy within our R&D roadmap as we advance our goals within ease-of-use and digital engagement. We believe this is a compelling transaction as it expands Tactile Medical’s annual addressable market opportunity in the U.S. to more than $10 billion, fits our long-term revenue and margin growth profile, enhances our long-term profitability, and is expected to generate an attractive return on investment.”

Financing Details

•	Tactile Medical has financed the transaction through a combination of cash on hand and $55 million of borrowings under its existing credit facility, which is being amended in connection with this transaction. The credit facility is being exclusively provided by Wells Fargo Bank, NA. Tactile Medical expects its net leverage ratio as of year-end 2021 to be approximately 1.4x and anticipates its net leverage ratio as of year-end 2022 to be less than 1.0x.

Strategic Rationale

•	Provides access to a differentiated and clinically validated, HFCWO technology: AffloVest was developed to treat patients with serious chronic respiratory disorders. AffloVest’s patient-friendly design provides freedom and mobility intended to increase patient adherence. It has been shown to reduce related healthcare costs including antibiotics, emergency room visits, and hospitalizations.

•	Adds $5 billion annual addressable market opportunity in the U.S.: Bronchiectasis is one of the most common respiratory diseases with 500,000 U.S. adults diagnosed, growing in the high single-digits annually. The U.S. market remains underpenetrated with more than 16 million living with COPD, over 4 million of whom may be affected by bronchiectasis.

•	Proven commercial strategy supports the opportunity for continued market share gains: AffloVest has demonstrated strong growth and market share gains by partnering with respiratory DME companies to commercialize the product. Significant opportunities for further growth exist with a universe of more than 4,000 respiratory DME sales representatives in the U.S.

•	AffloVest business features an attractive profitability profile: Expected AffloVest gross margins above 70% and adjusted EBITDA margins of more than 30%.

•	Transaction aligns with Tactile Medical’s growth and margin goals: Transaction aligns with the Company’s growth and margin goals, including 20%+ revenue growth, gross margins above 70% and expanding adjusted EBITDA margins. Calendar year 2021 revenues of AffloVest are expected to be approximately $17 million and the transaction is expected to contribute approximately $5.0 million to $5.5 million of revenue from the closing date of September 8, 2021 to December 31, 2021. Further, the acquisition is expected to be accretive to the Company’s adjusted EBITDA, excluding purchase accounting, non-cash amortization and transaction costs, by the end of year one post-closing. The Company intends to provide additional financial information related to the AffloVest acquisition during its third quarter 2021 earnings call in November.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapy devices that treat chronic swelling conditions such as lymphedema and chronic venous insufficiency. Tactile Medical’s Mission is to help people suffering from chronic diseases live better and care for themselves at home. The Company’s unique offering includes advanced, clinically proven pneumatic compression devices, as well as continuity of care services provided by a national network of product specialists and trainers, reimbursement experts, patient advocates and clinicians. This combination of products and services ensures that tens of thousands of patients annually receive the at-home treatment necessary to better manage their chronic conditions. Tactile Medical takes pride in the fact that its solutions help increase clinical efficacy, reduce overall healthcare costs and improve the quality of life for patients with chronic conditions.

About International Biophysics Corporation

International Biophysics Corporation brings to market innovative, disruptive medical devices and technologies that improve treatment therapies and patient outcomes. The company has a strong history of developing and launching innovative and disruptive technologies. Centered in a precision ISO 13485 certified, FDA registered, state of the art manufacturing facility, International Biophysics Corporation continues to research and develop advanced solutions for physicians and patients.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements related to the Company’s growth and margin goals and related to the acquisition of AffloVest, such as expected revenues and revenue growth of AffloVest and the related impact on the Company’s revenues, the impact on the Company’s long-term profitability profile, AffloVest’s expected gross margins and adjusted EBITDA margins, the expected accretive impact of the acquisition, the results of anticipated leveraging and commercial strategies, including potential market share gains, the annual addressable market opportunity for AffloVest and the Company, and the expected net leverage ratio of the Company in the future, as well as attractive return on investment. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, whether and when the Company will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition, the impacts of the COVID-19 pandemic on the Company’s business, financial condition and results of operations; the course of the COVID-19 pandemic and its impact on general economic, business and market conditions; the Company’s inability to execute on its plans to respond to the COVID-19 pandemic; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives, including prior to identifying a successor; adverse economic conditions or intense competition; loss of a key supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; price increases for supplies and components; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of expected adjusted EBITDA margin of AffloVest, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Expected adjusted EBITDA margin in this release represents AffloVest’s expected net income, plus interest expense or less interest income, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus impairment charges and inventory write-offs, plus litigation defense costs, plus executive transition costs, plus transaction costs, plus purchase accounting charges, plus business optimization expenses, and plus other restructuring and integration costs, on a percentage of revenue basis. This non-GAAP financial measure is presented because the Company believes it is a useful indicator of AffloVest’s projected operating performance. Such non-GAAP financial measure is supplemental only, and should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, net margin. This non-GAAP financial measure may differ from similar measures used by other companies.

The Company cannot reconcile AffloVest’s expected adjusted EBITDA margin to expected net income margin without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. Such unavailable information could have a significant impact on the GAAP financial results.

Investor Inquiries:

Mike Piccinino, CFA

Managing Director

Westwicke Partners

443-213-0500

investorrelations@tactilemedical.com